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                                                                    EXHIBIT 21.1


                               AHL SERVICES, INC.
                              LIST OF SUBSIDIARIES



Subsidiaries                                                 Jurisdiction
------------                                                 ------------

Argenbright Holdings Limited                                    Georgia
Argenbright, Inc.                                               Georgia
Argenbright Security, Inc.                                      Georgia
IPS Training Institute, Inc.                                    Georgia
Argenbright Substance Abuse, Inc.                               Georgia
Argenbright Motor Coach, Inc.                                   Georgia
Intersec, Inc.                                                  Georgia
The ADI Group Limited                                           United Kingdom
Aviation Defence International France Limited                   France
ADI Overseas Limited                                            United Kingdom
Aviation Defence International Italia SRL                       United Kingdom
ADI Aviation Defence Limited                                    United Kingdom
ADI UK Limited                                                  United Kingdom
Aviation Defence International Germany Limited                  Germany
ADI Investments Limited                                         United Kingdom
BAGS SA                                                         United Kingdom
Executive Aircraft Services Limited                             United Kingdom